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                                                                  Exhibit 3.1(b)

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 9:00 AM 02/22/2000
                                                   001088278 - 0811810


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                      BRECCIA INTERNATIONAL MINERALS INC.,
                             a Delaware corporation

     Breccia International Minerals Inc., a corporation organized under the General Corporation Law of the State of Delaware ("Corporation"), does hereby certify:

     FIRST:  The Corporation has received payment for its capital stock.

     SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware; and, further, was approved by the requisite number of shares of the Corporation's $.0001 par value common stock entitled to vote pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefore:
"FIRST: The name of this corporation is Nano World Projects Corporation"
                                        -------------------------------

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officer.

Dated: February 18, 2000


                                          /s/ Alnoor Kassam
                                          -----------------------
                                    By:   Alnoor Kassam
                                    Its:  President and Secretary